Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED LOAN AGREEMENT

This AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED LOAN

AGREEMENT (this “Amendment”) dated as of February 27, 2023 is by and among ULTA BEAUTY, INC., a Delaware corporation (“Holdings”), ULTA SALON, COSMETICS & FRAGRANCE, INC., a Delaware corporation (the “Borrower Representative”), ULTA INC., a Delaware corporation (“Ulta Inc.”), ULTA BEAUTY CREDIT SERVICES CORPORATION, a Delaware corporation (“Ulta Credit”), ULTA BEAUTY COSMETICS, LLC, a Florida limited liability company (“Ulta Cosmetics”), UB MEDIA, INC., a Delaware corporation (“UB Media”), ULTA BEAUTY DISTRIBUTION, INC., a Delaware corporation (“UBD”, and together with Holdings, the Borrower Representative, Ulta Inc., Ulta Credit, Ulta Cosmetics, and UB Media, each a “Borrower” and collectively, the “Borrowers”), the financial institutions party hereto as lenders (“Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacities as administrative agent and as collateral agent for the Lenders (the “Agent”) and in its individual capacity (“Wells Fargo”). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Loan Agreement (defined below).

R E C I T A L S:

WHEREAS, the Borrowers, the Lenders, and the Agent are parties to that certain Second Amended and Restated Loan Agreement dated as of August 23, 2017 (as amended by that certain Amendment No. 1 to Second Amended and Restated Loan Agreement dated as of March 11, 2020, and as further amended, restated, amended and restated, supplemented, or modified from time to time, “Loan Agreement”);

WHEREAS, pursuant to Section 2.20(2) of the Loan Agreement, the Agent and the Borrower Representative have agreed a Benchmark Transition Event has occurred and have agreed to certain amendments to the Loan Agreement as set forth herein and upon the terms and conditions as set forth herein; and

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1Amendments to Loan Agreement.Immediately upon the satisfaction of each of the conditions precedent set forth in Section 2 of this Amendment:

1.1	Amendments to Loan Agreement.

(a)Section 1.01 is hereby amended by amending and restating the following definitions in their entirety:

“Alternate Base Rate” means, for any day, the greatest of (a) the Floor, (b) the Federal Funds Rate in effect on such day plus ½%, (c) Term SOFR for a one month tenor in effect on such day, plus 1%, provided that this clause (c) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable, and (d) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate” in effect on such day, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of:

(a)the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Representative giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement shall be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower Representative giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and

(ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date;

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with.

For the avoidance of doubt, if the then-current Benchmark has any Available Tenors, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then- current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.20(2)(b) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.20(2)(b).

“Business Day” means any day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed.

“Interest Payment Date” means, (a) as to any SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any ABR Loan (including a Swingline Loan), the first day after the end of each calendar quarter and the Maturity Date.

“Interest Period” means, as to each SOFR Loan, the period commencing on the date such SOFR Loan is disbursed or converted to or continued as a SOFR Loan and ending on the date one, three or six months thereafter, as selected by the Borrower Representative in its SOFR Loan Notice; provided that:

(i)interest shall accrue at the applicable rate based upon Adjusted Term SOFR, from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires;

(ii)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(iii)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month that is one, three or six months after the date on which the Interest Period began, as applicable;

(iv)	no Interest Period shall extend beyond the Maturity Date; and

(v)no tenor that has been removed from this definition pursuant to Section 2.20(2)(b)(iv) shall be available for specification in any SOFR Loan Notice or conversion or continuation notice.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“Term SOFR” means,

(a)for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

(b)for any calculation with respect to a ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities

Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

(b)Section 1.01 is hereby amended by adding the following new definitions in appropriate alphabetical order:

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.20(2)(b)(iv).

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.20(2)(b)(i).

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.16 and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrower Representative) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower Representative) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Floor” means a rate of interest equal to zero percent (0.0%).

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means a Borrowing comprised of SOFR Loans.

“SOFR Loan” means a Loan that bears interest at a rate determined by reference to Adjusted Term SOFR (other than pursuant to clause (c) of the definition of “Alternate Base Rate”).

“SOFR Revolving Loan” means any Revolving Loan bearing interest at a rate determined by reference to Adjusted Term SOFR.

“SOFR Loan Notice” means a notice for a SOFR Borrowing or continuation pursuant to Section 2.03, which shall be substantially in the form of Exhibit G, or such other form as may be approved by the Administrative Agent and Borrower Representative.

“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Section 2.03, such day is also a Business Day.

(c)Section 1.01 is hereby amended by deleting the following definitions in their entirety: “Benchmark Replacement Conforming Changes”, “Early Opt-In”, “Eurocurrency Borrowing”, “Eurocurrency Loan Notice”, “Eurocurrency Loan”, Eurocurrency Revolving Loan”, “LIBOR Rate”

(d)Article I is hereby amended by adding the following new Section 1.14 at the end thereof:

“1.14. Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any then- current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.20(2)(b), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any

alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to a Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.”

(e)Section 2.03(1) is hereby amended by deleting the reference to “three (3) Business Days” and replacing it with “three (3) U.S. Government Securities Business Days” in its entirety.

(f)Section 2.20(2) is hereby amended and restated in its entirety as follows:

“(2)Inability to Determine Rates.

(a)General. Subject to the provisions set forth in Section 2.20(2)(b), if the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion to or continuation thereof that Adjusted Term SOFR cannot be determined pursuant to the definition thereof on or prior to the first day of any Interest Period, then the Administrative Agent will promptly so notify the Borrower Representative and each Lender. Thereafter, the obligation of the Lenders to make any SOFR Loan, and any right of any Borrower to convert any Loan or continue any Loan as a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loans or the affected Interest Periods) until the Administrative Agent revokes such notice. Upon receipt of such notice, (A) the Borrower Representative may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans in the amount specified therein, and (B) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrowers shall also pay accrued interest on the amount so converted.

(b)	Benchmark Replacement Setting.

(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower Representative may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower Representative so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from the Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.20(2)(b) will occur prior to the applicable Benchmark Transition Start Date.

(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time (in consultation with the Borrower Representative) and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower Representative and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower Representative of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.20(2)(b)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.20(2)(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.20(2)(b).

(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)Benchmark Unavailability Period. Upon Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, (1) the Borrower Representative may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower Representative will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans, and (2) any outstanding affected SOFR Loans will be deemed to have been converted to ABR Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

(g)Article II is hereby amended by adding the following new Section 2.24 at the end thereof:

“2.24. Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right (in consultation with the Borrower Representative) to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or  any  other  Loan  Document.  The  Administrative  Agent  will  promptly notify  the  Borrower

Representative and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.”

(h)Unless otherwise provided herein, the Loan Agreement is hereby amended as follows: (i) each reference to “Eurocurrency Borrowing” shall be deleted and replaced with “SOFR Borrowing”, (ii) each reference to “Eurocurrency Loan” shall be deleted and replaced with “SOFR Loan”,

(iii) each reference to “Eurocurrency Loan Notice” shall be deleted and replaced with “SOFR Loan Notice”, (iv) each reference to “Eurocurrency Revolving Loan” shall be deleted and replaced with “SOFR Revolving Loan”, and (v) each reference to “LIBOR Rate” shall be deleted and replaced with “Adjusted Term SOFR” in each instance.

1.2Exhibits to Loan Agreement. Exhibit G (Form of Eurocurrency Borrowing) of the Loan Agreement is hereby deleted in its entirety and a new Exhibit G (Form of SOFR Loan Notice) is hereby substituted in its stead as attached hereto as Annex A.

Section 2  Conditions to Effectiveness of Amendment. The effectiveness of this Amendment is subject to the satisfaction of the following conditions:

2.1The Agent’s receipt of this Amendment duly executed by the parties party hereto and in form and substance reasonably satisfactory to the Agent:

2.2The representations and warranties set forth in Section 3 of this Amendment shall be true and correct in all material respects.

Section 3  Representations and Warranties. In order to induce the Lenders to enter into this Amendment, each Borrower represents and warrants to the Lenders, upon the effectiveness of this Amendment, which representations and warranties shall survive the execution and delivery of this Amendment that:

3.1All action on the part of the Borrowers and the other Loan Parties necessary for the valid execution, delivery and performance by the Borrowers and the other Loan Parties of this Amendment and the other Loan Documents shall have been duly and effectively taken; and the Borrowers have obtained any action, consent or approval of, registration or filing with, or any other action by any Governmental Authority or third party if required in connection with this Amendment.

3.2This Amendment and the Loan Agreement, as amended by this Amendment, constitute a legal, valid and binding obligation of such Borrower enforceable against each such Borrower in accordance with its terms, subject to: the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and implied covenants of good faith and fair dealing.

3.3All of the representations and warranties set forth in the Loan Agreement and in the other Loan Documents are true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of the date hereof, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date).

3.4No Default or Event of Default shall have occurred and be continuing, both before and immediately after giving effect to the transactions contemplated by this Amendment.

Section 4  Fees. The Borrowers shall pay in full all reasonable costs and expenses of the Agent (including, without limitation, reasonable attorneys’ fees), including in connection with the preparation, negotiation, execution and delivery of this Amendment, in accordance with the provisions of the Loan Agreement.

Section 5    Miscellaneous.

5.1Effect; Ratification.

(a)The Borrowers acknowledge that all of the reasonable legal expenses incurred by the Agent in connection herewith shall be reimbursable under Section 10.05 of the Loan Agreement. The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Loan Agreement or of any other Loan Document or

(ii) prejudice any right or rights that the Agent and any Lender may now have or may have in the future under or in connection with the Loan Agreement or any other Loan Document. Each reference in the Loan Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the other Loan Documents to the “Loan Agreement” shall mean the Loan Agreement as amended hereby.

(b)This Amendment shall be construed in connection with and as part of the Loan Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Agreement and each other Loan Document, except as herein amended or waived are hereby ratified and confirmed and shall remain in full force and effect.

5.2Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract. Delivery of an executed counterpart to this Amendment by facsimile or other electronic transmission (e.g., “PDF” or “TIFF”) shall be as effective as delivery of a manually signed original.

5.3Governing Law. This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this amendment and the transactions contemplated hereby shall be construed in accordance with and governed by the laws of the State of New York (except for conflicts of law principles that would result in the application of the laws of another jurisdiction).

5.4Acknowledgement and Affirmation. Each Loan Party hereto hereby expressly acknowledges that except as expressly amended by this Amendment, (i) all of its obligations under the Loan Agreement and all other Loan Documents to which it is a party are hereby reaffirmed in all respects and remain in full force and effect on a continuous basis, (ii) its grant of a continuing security interest in any and all right, title and interest of each Grantor (as defined in the Collateral Agreement) in and to all of the Collateral pursuant to the Security Documents, is hereby reaffirmed and remains in full force and effect after giving effect to this Amendment, and (iii) except as expressly set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or Lenders or, constitute a waiver of any provision of any of the Loan Documents.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment dated as of the date first above written.

BORROWERS:

ULTA BEAUTY, INC.

By:/s/ Scott M. Settersten

Name:Scott Settersten

Title:	Chief Financial Officer, Treasurer and Assistant Secretary

ULTA SALON, COSMETICS &

FRAGRANCE, INC.

By:/s/ Scott M. Settersten

Name:Scott Settersten

Title:	Chief Financial Officer, Treasurer and Assistant Secretary

ULTA, INC.

By:/s/ Scott M. Settersten

Name:Scott Settersten

Title:	Chief Financial Officer, Treasurer and Assistant Secretary

ULTA BEAUTY CREDIT SERVICES CORPORATION

By:/s/ Scott M. Settersten

Name:Scott Settersten

Title:	Treasurer

ULTA COSMETICS, LLC

By:/s/ Scott M. Settersten

Name:Scott Settersten

Title:	Chief Financial Officer, Vice President, Treasurer and Assistant Secretary

[Ulta- Signature Page to Amendment No. 2]

UB MEDIA, INC.

By:/s/ Scott M. Settersten

Name:Scott Settersten

Title:	Treasurer

ULTA BEAUTY DISTRIBUTION, INC.

By:/s/ Scott M. Settersten

Name:Scott Settersten

Title:	Treasurer

[Ulta- Signature Page to Amendment No. 2]

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:/s/ Maggie Townsend

Name:Maggie Townsend

Title:	Director

[Ulta- Signature Page to Amendment No. 2]

Annex A

EXHIBIT G

FORM OF SOFR LOAN NOTICE

Date:  ,

To:  Wells Fargo Bank, National Association, as Administrative Agent Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Loan Agreement, dated as of August 23, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”) by and among, among others, ULTA BEAUTY, INC., a Delaware corporation (“Holdings”), ULTA SALON, COSMETICS & FRAGRANCE, INC., a Delaware corporation (the “Borrower Representative”), the Subsidiaries of Holdings identified on the signature pages thereof as “Borrowers” (together with Holdings, Borrower Representative, the “Borrowers”), the Lenders party thereto from time to time, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Loan Agreement.

The undersigned hereby gives you notice pursuant to Section 2.03 of the Loan Agreement that it requests a SOFR [Borrowing][continuation] under the Loan Agreement and in that connection set forth below the terms on which such SOFR [Borrowing][continuation] is requested to be made:

1.	On(a U.S. Government Securities Business Day)[1]

2.	In the amount of $ [2]

3.	With an Interest Period ofmonths[3]

The Borrower Representative hereby represents and warrants (for itself and on behalf of the other Borrowers) that each of the conditions specified in Section 4.01 of the Loan Agreement have been satisfied or waived on and as of the date specified in Item 1 above in connection with the Credit Event hereunder.

[signature page follows]

1 Each SOFR Loan Notice must be received by the Administrative Agent not later than 2:00 p.m. three (3) U.S. Government Securities Business Days prior to the requested date of any Borrowing of or continuation of SOFR Loans.

2 Each Borrowing or continuation of SOFR Loans must be in a principal amount of at least $1,000,000 or a whole multiple of $100,000 in excess thereof.

3 The Borrower Representative may request a Borrowing of SOFR Loans with an Interest Period of one, three, or six months. If no election of Interest Period is specified, then the Borrower Representative will be deemed to have specified an Interest Period of one month.

Dated as of the date above first written.

ULTA SALON, COSMETICS & FRAGRANCE,

INC., as Borrower Representative

By:

Name: Title: